Exhibit 99.1
FOR RELEASE:	July 25, 2008

WESTSTAR FINANCIAL SERVICES CORPORATION
REPORTS EXCEPTIONAL GROWTH AND SECOND QUARTER EARNINGS

ASHEVILLE, NORTH CAROLINA - Weststar Financial Services Corporation (OTC:BB “WFSC”) reported June 30, 2008 consolidated assets of $182.9 million – an 11% increase over June 30, 2007.   Asset growth was primarily realized in loans, which increased 20% to $148.3 million.  At June 30, 2008, the Company’s allowance for loan losses represented 1.52% of outstanding loans.   Deposits reflected 10.2% growth to $155.2 million at June 30, 2008 compared to the prior year.  Shareholders’ equity increased 15% over June 30, 2007 to $15.8 million at June 30, 2008.

Consolidated net income totaled $282 thousand for the three months ended June 30, 2008 compared to $525 thousand for the comparable period in 2007 – a decrease of 46%.  On a diluted per share basis, earnings for the three-month periods of 2008 and 2007 were $.12 vs. $.23 – a decrease of 48%.  For the six-month periods ended June 30, 2008, net income totaled $671 thousand compared to $1,025 thousand for the comparable period in 2007 – a decrease of 35%.  On a diluted per share basis, earnings for the six-month periods ended June 20, 2008 and 2007, respectively, were $.29 and $.45 – a decrease of 36%.  The decrease in earnings was primarily attributable to an increase in the provision for loan losses to accommodate loan growth and decreased net interest income resulting from Federal Open Market Committee interest rate cut initiatives and not to any subprime lending.  As a result of exceptional loan growth during the latter part of the second quarter, the Company added $150,680 to the loan loss reserve during the quarter and $188,125 during the six-month period – an increase of 116% and 115%, respectively, compared to comparable periods during 2007.  The increased provision negatively impacts net income during the short-term; however, the benefits result in long-term streams of cash flows.  Asset quality remained strong and demonstrated continued improvement with nonperforming loans to total assets of .10%, .11% and .20% at June 30, 2008, December 31, 2007 and June 30, 2007, respectively.

Return on assets was .64% compared to 1.28%, and return on equity was 7.14% compared to 15.30% for the three-month periods ended June 30, 2008 and 2007, respectively.  For the six-month periods ended June 30, 2008 and 2007, respectively, return on assets was .76% compared to 1.27%, and return on equity was 8.59% compared to 15.30%.

G. Gordon Greenwood, President and Chief Executive Officer, stated, “Given our current economic environment, we are pleased with our performance.  Our loan portfolio continues to perform well, and our earnings exceed peers in all market statistics.  In a recent market analysis by Silverton Capital Corporation for banks with assets between $150 million and $250 million, Weststar’s return on assets was 218% better than the median, and return on equity was 122% above the median for the quarter ended March 31, 2008.  As in past periods of economic slowing, our market has performed better than the national average, and we continue to feel that this will be what happens during the remainder of the year.  We will continue to manage the Bank with sound and cautious policies that have served us well for the past 11 years.”

Weststar Financial Services Corporation is the parent company of The Bank of Asheville.  Weststar Financial Services Corporation owns 100% interest in Weststar Financial Services Corporation I, a statutory trust.  The Bank operates five full-service banking offices in Buncombe County, North Carolina – Downtown Asheville, Candler, Leicester, South Asheville and Reynolds.

This news release contains forward-looking statements.  Such statements are subject to certain factors that may cause the company’s results to vary from those expected.  These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

* * * * *
For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
	2008	2007	% change	2008	2007	% change
Consolidated earning summary:
Interest income	$2,895,378	$3,206,796	-9.7%	$5,975,791	$6,300,595	-5.2%
Interest expense	1,185,292	1,315,067	-9.9%	2,532,424	2,576,811	-1.7%
Net interest income	1,710,086	1,891,729	-9.6%	3,443,367	3,723,784	-7.5%
Provision for loan losses	150,680	69,720	116.1%	188,125	87,575	114.8%
Net interest income after
provision for loan losses	1,559,406	1,822,009	-14.4%	3,255,242	3,636,209	-10.5%
Other income	415,849	394,114	5.5%	790,883	744,483	6.2%
Other expenses	1,563,388	1,398,247	11.8%	3,032,980	2,773,517	9.4%
Income before taxes	411,867	817,876	-49.6%	1,013,145	1,607,175	-37.0%
Income taxes	129,384	293,304	-55.9%	342,525	582,572	-41.2%
Net income	$282,483	$524,572	-46.2%	$670,620	$1,024,603	-34.6%
Earnings per share - Basic	$0.13	$0.25	-48.0%	$0.32	$0.49	-34.7%
Earnings per share - Diluted	0.12	0.23	-47.8%	0.29	0.45	-35.6%
Average Shares - Basic	2,119,461	2,104,131	0.7%	2,119,208	2,107,427	0.6%
Average Shares - Diluted	2,279,884	2,282,642	-0.1%	2,279,723	2,288,086	-0.4%
Consolidated balance sheet data:
Total Assets				$182,923,687	$164,412,455	11.3%
Total Deposits				155,212,188	140,915,216	10.2%
Loans (gross)				148,338,170	123,199,519	20.4%
Investments				25,076,449	25,777,376	-2.7%
Shareholders' Equity				15,782,299	13,681,118	15.4%
Consolidated average balance sheet data:
Total Assets	$178,016,532	$163,905,840	8.6%	$176,669,664	$162,273,246	8.9%
Total Deposits	151,838,703	137,448,436	10.5%	150,721,313	137,521,725	9.6%
Loans (gross)	141,392,197	127,164,672	11.2%	139,234,303	125,395,267	11.0%
Investments	26,011,589	26,733,213	-2.7%	26,190,687	26,484,051	-1.1%
Shareholders' Equity	15,920,103	13,752,135	15.8%	15,698,508	13,504,117	16.3%
Consolidated performance ratios:
Return on average assets*	0.64%	1.28%		0.76%	1.27%
Return on average equity*	7.14%	15.30%		8.59%	15.30%
Capital to Assets	8.94%	8.39%		8.89%	8.32%
Consolidated asset quality data and ratios:
Nonaccruing loans				$187,157	$326,865	-42.7%
Accruing loans 90 days past due				-	1,000	-100.0%
Nonperforming loans				187,157	327,865	-42.9%
Foreclosed properties				51,006	574,633	-91.1%
Nonperforming assets				238,163	902,498	-73.6%
Allowance for loan losses				2,252,385	1,929,498	16.7%
Loans charged off				46,812	59,018	-20.7%
Recoveries of loans charged off				20,946	16,862	24.2%
Net loan charge-offs				25,866	42,156	-38.6%
Net charge-offs to average loans*				0.04%	0.07%	-42.9%
Nonperforming loans to total assets				0.10%	0.20%	-50.0%
Allowance coverage of nonperforming loans				1203.47%	588.50%	104.5%
Allowance for loan losses to gross loans				1.52%	1.57%	-3.2%

*Annualized based on number of days in the period.

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Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2008	2008	2007	2007	2007
Consolidated earning summary:
Interest income	$2,895,378	$3,080,413	$3,285,876	$3,314,963	$3,206,796
Interest expense	1,185,292	1,347,132	1,355,650	1,363,045	1,315,067
Net interest income	1,710,086	1,733,281	1,930,226	1,951,918	1,891,729
Provision for loan losses	150,680	37,445	181,755	137,395	69,720
Net interest income after provision for loan losses	1,559,406	1,695,836	1,748,471	1,814,523	1,822,009
Other income	415,849	375,034	397,499	386,784	394,114
Other expenses	1,563,388	1,469,592	1,411,526	1,368,193	1,398,247
Income before taxes	411,867	601,278	734,444	833,114	817,876
Income taxes	129,384	213,141	245,969	300,186	293,304
Net income	$282,483	$388,137	$488,475	$532,928	$524,572
Earnings per share - Basic	$0.13	$0.18	$0.23	$0.25	$0.25
Earnings per share - Diluted	0.12	0.17	0.21	0.23	0.23
Average Shares - Basic	2,119,461	2,118,956	2,117,973	2,113,485	2,104,131
Average Shares - Diluted	2,279,884	2,279,551	2,283,290	2,287,007	2,282,642
Consolidated balance sheet data:
Total Assets	$182,923,687	$180,968,119	$174,257,998	$170,393,834	$164,412,455
Total Deposits	155,212,188	155,155,491	149,191,016	145,911,704	140,915,216
Loans (gross)	148,338,170	137,192,577	135,734,224	129,952,653	123,199,519
Investments	25,076,449	26,494,464	26,113,294	27,050,604	25,777,376
Shareholders' Equity	15,782,299	15,793,519	15,179,239	14,519,658	13,681,118
Consolidated average balance sheet data:
Total Assets	$178,016,532	$175,340,851	$171,465,008	$166,531,452	$163,905,840
Total Deposits	151,838,703	149,617,026	146,633,893	142,455,579	137,448,436
Loans (gross)	141,392,197	137,076,409	133,456,205	125,301,745	127,164,672
Investments	26,011,589	26,369,785	26,579,297	26,531,300	26,733,213
Shareholders' Equity	15,920,103	15,476,307	14,893,132	14,071,165	13,752,135
Consolidated performance ratios:
Return on average assets*	0.64%	0.89%	1.13%	1.27%	1.28%
Return on average equity*	7.14%	10.09%	13.01%	15.03%	15.30%
Capital to Assets	8.94%	8.83%	8.69%	8.45%	8.39%
Consolidated asset quality data and ratios:
Nonaccruing loans	$187,157	$189,126	$195,683	$96,968	$326,865
Accruing loans 90 days past due	-	-	-	-	1,000
Nonperforming loans	187,157	189,126	195,683	96,968	327,865
Foreclosed properties	51,006	87,787	87,787	87,787	574,633
Nonperforming assets	238,163	276,913	283,470	184,755	902,498
Allowance for loan losses	2,252,385	2,110,658	2,090,125	1,968,455	1,929,498
Loans charged off	16,910	29,902	89,549	108,174	38,846
Recoveries of loans charged off	7,956	12,990	29,464	9,735	10,567
Net loan charge-offs	8,954	16,912	60,085	98,439	28,279
Net charge-offs to average loans*	0.03%	0.05%	0.18%	0.31%	0.09%
Nonperforming loans to total assets	0.10%	0.10%	0.11%	0.06%	0.20%
Allowance coverage of nonperforming loans	1203.47%	1116.01%	1068.12%	2030.00%	588.50%
Allowance for loan losses to gross loans	1.52%	1.54%	1.54%	1.51%	1.57%

* Annualized based on number of days in the period.

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